Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Quanta Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	2,791,027 (2)	$140.635 (3)	$392,516,082.15	$92.70 per $1,000,000	$36,386.24

Total Offering Amounts					$392,516,082.15		$36,386.24

Total Fee Offsets (4)							$—

Net Fee Due							$36,386.24

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended or restated from time to time (the “2019 Plan”) of Quanta Services, Inc. (the “Registrant”), to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 2,173,000 shares of common stock, par value $0.00001 per share (“Common Stock”), that may be issued under the 2019 Plan pursuant to Amendment No. 1 to the 2019 Plan, which was approved by the Company’s stockholders on May 27, 2022, (ii) 305,240 shares of Common Stock subject to awards previously granted under the 2019 Plan that have been forfeited, cancelled, expired or otherwise settled without the issuance of shares, and (iii) 312,787 shares of Common Stock subject to awards previously granted under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan that have been forfeited, cancelled, expired or otherwise settled without the issuance of shares after May 23, 2019, the date of stockholder approval of the 2019 Plan.

(3)

For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the 2019 Plan is based upon the average of the high and low prices of the shares of Common Stock, as reported on the New York Stock Exchange on August 22, 2022, which date is within five business days prior to the filing of this registration statement.

(4)	The Registrant does not have any fee offsets.